Exhibit 99.1

Five9 Reports Fourth Quarter Revenue Growth of 39% to a Record $127.9 Million

39% Growth in LTM Enterprise Subscription Revenue
Fourth Quarter GAAP Operating Income of $2.7 Million
Fourth Quarter Adjusted EBITDA of $29.2 Million, or 22.8% of Revenue
SAN RAMON, Calif. - February 22, 2021 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud contact center software, today reported results for the fourth quarter and full year ended December 31, 2020.
Fourth Quarter 2020 Financial Results
•Revenue for the fourth quarter of 2020 increased 39% to a record $127.9 million, compared to $92.3 million for the fourth quarter of 2019.
•GAAP gross margin was 59.9% for the fourth quarter of 2020, compared to 58.9% for the fourth quarter of 2019.
•Adjusted gross margin was 66.4% for the fourth quarter of 2020, compared to 64.4% for the fourth quarter of 2019.
•GAAP net loss for the fourth quarter of 2020 was $(7.2) million, or $(0.11) per diluted share, compared to GAAP net income of $0.8 million, or $0.01 per diluted share, for the fourth quarter of 2019.
•Non-GAAP net income for the fourth quarter of 2020 was $23.7 million, or $0.34 per diluted share, compared to non-GAAP net income of $17.0 million, or $0.27 per diluted share, for the fourth quarter of 2019.
•Adjusted EBITDA for the fourth quarter of 2020 was $29.2 million, or a record 22.8% of revenue, compared to $19.6 million, or 21.2% of revenue, for the fourth quarter of 2019.
•GAAP operating cash flow for the fourth quarter of 2020 was $19.3 million, compared to GAAP operating cash flow of $15.6 million for the fourth quarter of 2019.
2020 Financial Results
•Total revenue for 2020 increased 33% to a record $434.9 million, compared to $328.0 million in 2019.
•GAAP gross margin was 58.5% for 2020, compared to 59.0% in 2019.
•Adjusted gross margin was 65.5% for 2020, compared to 64.2% in 2019.

•GAAP net loss for 2020 was $(42.1) million, or $(0.66) per basic share, compared to a GAAP net loss of $(4.6) million, or $(0.08) per basic share, in 2019.
•Non-GAAP net income for 2020 was $67.4 million, or $0.99 per diluted share, compared to a non-GAAP net income of $52.1 million, or $0.82 per diluted share, in 2019.
•Adjusted EBITDA for 2020 was $85.7 million, or a record 19.7% of revenue, compared to $60.8 million, or 18.5% of revenue, in 2019.
•GAAP operating cash flow for 2020 was $67.3 million, compared to GAAP operating cash flow of $51.2 million in 2019.

“Our outstanding fourth quarter results capped a tremendous year for Five9. We delivered fourth quarter revenue of $127.9 million, accelerating 39% year-over-year and 14% sequentially, both all-time highs, and Adjusted EBITDA margin was a record 22.8%. Our performance underscores our leadership in the market and momentum on our mission to help customers modernize and transform their contact center and reimagine their customer experience. Our results were driven by continued exceptional execution, new product innovation, including AI-powered automation technologies, and portfolio expansion along with international traction and positive market tailwinds. I’m incredibly proud of what we achieved, particularly during these challenging times. We enter 2021 well positioned to capture the massive market opportunity and expand our leadership position."

- Rowan Trollope, CEO, Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the COVID-19 pandemic.
•For the full year 2021, Five9 expects to report:
•Revenue in the range of $518.5 to $521.5 million.
•GAAP net loss in the range of $(63.9) to $(60.9) million, or $(0.92) to $(0.88) per basic share.
•Non-GAAP net income in the range of $59.1 to $62.1 million, or $0.75 to $0.79 per diluted share.
•For the first quarter of 2021, Five9 expects to report:
•Revenue in the range of $122.0 to $123.0 million.
•GAAP net loss in the range of $(19.2) to $(18.2) million, or a loss of $(0.28) to $(0.27) per basic share.
•Non-GAAP net income in the range of $9.5 to $10.5 million, or $0.12 to $0.14 per diluted share.

Conference Call Details
Five9 will discuss its fourth quarter and full year 2020 results today, February 22, 2021, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K, and will be posted to our website, prior to the conference call.

A live webcast and a replay will be available on the Investor Relations section of the Company’s website at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation and COVID-19 relief bonus for employees. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net income (loss): depreciation and amortization, stock-based compensation, interest expense, interest (income) and other, loss on early extinguishment of debt, acquisition related transaction costs and one-time integration costs, non-recurring litigation settlement costs and related indemnification fees, COVID-19 relief bonus for employees and provision for (benefit from) income taxes. We calculate non-GAAP operating income as GAAP operating income (loss) excluding stock-based compensation, intangibles amortization, acquisition-related transaction costs and one-time integration costs, non-recurring litigation settlement costs and related indemnification fees, and COVID-19 relief bonus for employees. We calculate non-GAAP net income as GAAP net income (loss) excluding stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, acquisition-related transaction costs and one-time integration costs, non-recurring litigation settlement costs and related indemnification fees, gain on sale of convertible note held for investment, COVID-19 relief bonus for employees, loss on early extinguishment of debt, and tax benefit of valuation allowance associated with an acquisition. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Five9 considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth herein and attached to this release.

Forward-Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer, including statements regarding Five9’s market position, opportunity and expectation of expanding its leadership position, the size of the market opportunity, Five9’s growth expectations, and the first quarter and full year 2021 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (iv) failure to adequately retain and expand our sales force will impede our growth; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (vii) we have established, and are continuing to increase, our network of master agents and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (viii) adverse economic conditions may harm our business; (ix) the effects of the COVID-19 pandemic have materially affected how we, our clients and business partners are operating, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain; (x) security breaches and improper access to or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and our business; (xi) we may acquire other companies or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results; (xii) the markets in which we participate involve numerous competitors and are highly competitive, and if we do not compete effectively, our operating results could be harmed; (xiii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (xiv) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xv) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (xvi) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xvii) we have a history of losses and we may be unable to achieve or sustain profitability; (xviii) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new products in order to maintain and grow our business; (xix) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xx) failure to comply with laws and regulations could harm our business and our reputation; (xxi) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud contact center software for the intelligent contact center space, bringing the power of cloud innovation to customers and facilitating more than seven billion call minutes annually. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO and AI to increase agent productivity and deliver tangible business results. The Five9 Genius platform is reliable, secure, compliant and scalable; designed to create exceptional personalized customer experiences. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$220,372	$77,976
Marketable investments	383,171	241,973
Accounts receivable, net	48,731	37,655
Prepaid expenses and other current assets	16,149	10,656
Deferred contract acquisition costs	20,695	13,014
Total current assets	689,118	381,274
Property and equipment, net	51,213	33,190
Operating lease right-of-use assets	9,010	8,746
Intangible assets, net	51,684	15,533
Goodwill	165,420	11,798
Marketable investments	42,127	—
Other assets	3,236	1,184
Deferred contract acquisition costs — less current portion	51,934	30,655
Total assets	$1,063,742	$482,380

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,145	$10,156
Accrued and other current liabilities	44,450	18,385
Operating lease liabilities	3,912	5,064
Accrued federal fees	3,745	2,303
Sales tax liabilities	1,714	1,885
Finance lease liabilities	612	3,518
Deferred revenue	31,983	24,681
Total current liabilities	103,561	65,992
Convertible senior notes	643,316	209,604
Sales tax liabilities — less current portion	857	838
Operating lease liabilities — less current portion	5,379	4,329
Finance lease liabilities — less current portion	—	809
Other long-term liabilities	31,465	4,350
Total liabilities	784,578	285,922
Stockholders’ equity:
Common stock	67	61
Additional paid-in capital	474,678	351,870
Treasury stock	2,263	—
Accumulated other comprehensive income	335	576
Accumulated deficit	(198,179)	(156,049)
Total stockholders’ equity	279,164	196,458
Total liabilities and stockholders’ equity	$1,063,742	$482,380

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Revenue	$127,885	$92,263	$434,908	$328,006
Cost of revenue	51,233	37,940	180,284	134,511
Gross profit	76,652	54,323	254,624	193,495
Operating expenses:
Research and development	18,676	12,168	68,747	45,190
Sales and marketing	37,053	25,627	132,413	95,592
General and administrative	18,258	13,496	65,769	49,446
Total operating expenses	73,987	51,291	266,929	190,228
Income (loss) from operations	2,665	3,032	(12,305)	3,267
Other income (expense), net:
Interest expense	(9,481)	(3,506)	(28,348)	(13,794)
Loss on early extinguishment of debt	(887)	—	(6,964)	—
Interest income and other	501	1,384	3,034	6,079
Total other income (expense), net	(9,867)	(2,122)	(32,278)	(7,715)
Income (loss) before income taxes	(7,202)	910	(44,583)	(4,448)
Provision for income taxes	8	74	(2,453)	104
Net income (loss)	$(7,210)	$836	$(42,130)	$(4,552)
Net income (loss) per share:
Basic	$(0.11)	$0.01	$(0.66)	$(0.08)
Diluted	$(0.11)	$0.01	$(0.66)	$(0.08)
Shares used in computing net income (loss) per share:
Basic	66,133	61,253	64,154	60,371
Diluted	66,133	65,962	64,154	60,371

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net loss	$(42,130)	$(4,552)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25,087	14,374
Amortization of operating lease right-of-use assets	5,687	4,735
Amortization of premium on marketable investments	3,090	(1,108)
Provision for doubtful accounts	754	90
Stock-based compensation	64,747	42,065
Amortization of discount and issuance costs on convertible senior notes	25,738	12,788
Gain on sale of convertible note held for investment	—	(217)
Loss on early extinguishment of debt	6,964	—
Deferred taxes	(178)	—
Tax benefit of valuation allowance associated with an acquisition	(2,910)	—
Other	(147)	448
Changes in operating assets and liabilities:
Accounts receivable	(9,958)	(12,935)
Prepaid expenses and other current assets	(5,313)	(2,671)
Deferred contract acquisition costs	(28,959)	(12,783)
Other assets	(1,911)	(348)
Accounts payable	6,181	2,549
Accrued and other current liabilities	9,374	(544)
Accrued federal fees and sales tax liability	1,302	1,010
Deferred revenue	7,971	8,695
Other liabilities	1,913	(375)
Net cash provided by operating activities	67,302	51,221
Cash flows from investing activities:
Purchases of marketable investments	(620,948)	(359,470)
Proceeds from maturities of marketable investments	434,478	328,740
Purchases of property and equipment	(30,422)	(19,228)
Cash paid to acquire Inference and Virtual Observer	(165,338)	—
Cash paid to acquire substantially all of the assets of Whendu	(100)	(13,890)
Proceeds from sale of convertible note held for investment	—	217
Net cash used in investing activities	(382,330)	(63,631)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	728,812	—
Payments for capped call transactions related to the 2025 convertible senior notes	(90,448)	—
Repurchase of a portion of 2023 convertible senior notes, net of costs	(200,350)	—
Proceeds from exercise of common stock options	11,656	7,705
Proceeds from sale of common stock under ESPP	11,469	7,823
Payments of finance leases	(3,715)	(7,054)
Net cash provided by financing activities	457,424	8,474
Net increase (decrease) in cash and cash equivalents	142,396	(3,936)
Cash and cash equivalents:
Beginning of period	77,976	81,912
End of period	$220,372	$77,976

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

GAAP gross profit	$76,652	$54,323	$254,624	$193,495
GAAP gross margin	59.9%	58.9%	58.5%	59.0%
Non-GAAP adjustments:
Depreciation	3,665	2,766	13,330	9,974
Intangibles amortization	2,283	618	6,849	882
Stock-based compensation	2,331	1,745	9,422	6,334
COVID-19 relief bonus for employees	—	—	618	—
Adjusted gross profit	$84,931	$59,452	$284,843	$210,685
Adjusted gross margin	66.4%	64.4%	65.5%	64.2%

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

GAAP net income (loss)	$(7,210)	$836	$(42,130)	$(4,552)
Non-GAAP adjustments:
Depreciation and amortization	7,337	4,324	25,087	14,374
Stock-based compensation	16,876	11,868	64,747	42,065
Interest expense	9,481	3,506	28,348	13,794
Interest (income) and other	(501)	(1,384)	(3,034)	(6,079)
Legal settlement	—	—	—	420
Legal and indemnification fees related to settlement	—	—	—	356
Acquisition related transaction costs and one-time integration costs	2,339	338	6,335	338
COVID-19 relief bonuses for employees	—	—	1,817	—
Loss on early extinguishment of debt	887	—	6,964	—
Provision for income taxes (benefit from)	8	74	(2,453)	104
Adjusted EBITDA	$29,217	$19,562	$85,681	$60,820
Adjusted EBITDA as % of revenue	22.8%	21.2%	19.7%	18.5%

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Income (loss) from operations	$2,665	$3,032	$(12,305)	$3,267
Non-GAAP adjustments:
Stock-based compensation	16,876	11,868	64,747	42,065
Intangibles amortization	2,283	618	6,849	882
Legal settlement	—	—	—	420
Legal and indemnification fees related to settlement	—	—	—	356
Acquisition related transaction costs and one-time integration costs	2,339	338	6,335	338
COVID-19 relief bonus for employees	—	—	1,817	—
Non-GAAP operating income	$24,163	$15,856	$67,443	$47,328

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

GAAP net income (loss)	$(7,210)	$836	$(42,130)	$(4,552)
Non-GAAP adjustments:
Stock-based compensation	16,876	11,868	64,747	42,065
Intangibles amortization	2,283	618	6,849	882
Amortization of discount and issuance costs on convertible senior notes	8,534	3,304	25,738	12,788
Legal settlement	—	—	—	420
Legal and indemnification fees related to settlement	—	—	—	356
Acquisition related transaction costs and one-time integration costs	2,339	338	6,335	338
COVID-19 relief bonus for employees	—	—	1,817	—
Loss on early extinguishment of debt	887	—	6,964	—
Gain on sale of convertible note held for investment	—	—	—	(217)
Tax benefit of valuation allowance associated with an acquisition	—	—	(2,910)	—
Non-GAAP net income	$23,709	$16,964	$67,410	$52,080
GAAP net income (loss) per share:
Basic	$(0.11)	$0.01	$(0.66)	$(0.08)
Diluted	$(0.11)	$0.01	$(0.66)	$(0.08)
Non-GAAP net income per share:
Basic	$0.36	$0.28	$1.05	$0.86
Diluted	$0.34	$0.27	$0.99	$0.82
Shares used in computing GAAP net income (loss) per share:
Basic	66,133	61,253	64,154	60,371
Diluted	66,133	65,962	64,154	60,371
Shares used in computing non-GAAP net income per share:
Basic	66,133	61,253	64,154	60,371
Diluted	70,320	63,853	68,040	63,245

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2020			December 31, 2019
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$2,331	$3,665	$2,283	$1,745	$2,766	$618
Research and development	3,675	488	—	2,259	461	—
Sales and marketing	5,366	2	—	3,353	2	—
General and administrative	5,504	899	—	4,511	477	—
Total	$16,876	$5,054	$2,283	$11,868	$3,706	$618

	Twelve Months Ended
	December 31, 2020			December 31, 2019
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$9,422	$13,330	$6,849	$6,334	$9,974	$882
Research and development	14,043	1,964	—	7,658	1,801	—
Sales and marketing	20,164	5	—	11,368	6	—
General and administrative	21,118	2,939	—	16,705	1,711	—
Total	$64,747	$18,238	$6,849	$42,065	$13,492	$882

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	March 31, 2021		December 31, 2021
	Low	High	Low	High

GAAP net loss	$(19,236)	$(18,236)	$(63,853)	$(60,853)
Non-GAAP adjustments:
Stock-based compensation	20,960	20,960	93,677	93,677
Intangibles amortization	2,947	2,947	11,787	11,787
Amortization of issuance costs on convertible senior notes	759	759	3,131	3,131
One-time integration costs	4,070	4,070	14,358	14,358
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$9,500	$10,500	$59,100	$62,100
GAAP net loss per share, basic and diluted	$(0.28)	$(0.27)	$(0.92)	$(0.88)
Non-GAAP net income per share:
Basic	$0.14	$0.16	$0.85	$0.89
Diluted	$0.12	$0.14	$0.75	$0.79
Shares used in computing GAAP net loss per share and non-GAAP net income per share:
Basic	67,500	67,500	69,500	69,500
Diluted	76,500	76,500	78,600	78,600

(1)Non-GAAP adjustments do not have an impact on our income tax provision due to past non-GAAP losses.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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